UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1937

Date of Report (Date of earliest event reported): April 23, 2008

Daktronics, Inc.

(Exact name of registrant as specified in its charter)

South Dakota	0-23246	46-0306862
(State or other jurisdiction	(Commission	(I.R.S. Employer
Incorporation or organization	File Number)	Identification Number)

331 32nd Ave

Brookings, SD 57006

(Address of principal executive office) (zip code)

(605) 697-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Item 2.02	Results of Operations and Financial Condition

On April 23, 2008, Daktronics, Inc. (the “Registrant”) issued a press release regarding its sales and earnings outlook for the fourth quarter 2008 and year ended April 26, 2008. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished in this report, including the exhibit, shall not be incorporated by reference into Daktronics’ filings with the Securities and Exchange Commission under the Securities Act of 1933 and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Securities Act of 1934.

Item 9.01	Financial Statements and Exhibits:

(c) Exhibits. The following exhibit is furnished as part of this Report:

99.1	News release dated April 23, 2008 issued by Registrant regarding its sales and earnings outlook for the fourth quarter and year ended April 26, 2008 estimates.

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAKTRONICS, INC.
By:	/s/ William R. Retterath
William R. Retterath, Chief Financial Officer

Date: April 23, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	News release dated April 23, 2008 issued by Daktronics, Inc.